Exhibit 99.1

AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into effective as of April 14, 2011 (the “Effective Date”), by and among ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (the “Company”), and                                          (the “Stockholder”). The Company and the Stockholder are sometimes hereinafter individually referred to as a “Party” collectively referred to as the “Parties.” All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Designation (as defined below).

Background Information:

The Company has authorized a series of preferred stock, par value $0.0001 per share, of the Company consisting of one share designated as “Series G 8% Convertible Preferred Stock” (the “Series G Preferred Stock”). The voting powers, designations, preferences, and relative, participating, optional and other special rights, and qualifications, limitations, and restrictions of the Series G Preferred Stock are set forth in a Certificate of Designation that was filed with the Secretary of State on Nevada on October 7, 2010 (as amended on October 8, 2010, and corrected on October 11, 2010, the “Designation”). On October 12, 2010, the Company issued and sold          shares of Series G Preferred Stock to the Stockholder.

Pursuant to Section 5.1 of the Designation, the Stockholder has the right (the “Conversion Right”), at any time and from time to time on or after April 15, 2011, to convert any or all of the shares of Series G Preferred Stock held by the Stockholder into shares of Common Stock, on the terms and subject to the conditions set forth in the Designation. Pursuant to Section 7.3 of the Designation, the Stockholder also has the right (the “Redemption Right”), at any time after December 15, 2011, to require the Company to redeem the shares of the Series G Preferred Stock, in whole or part on the terms and subject to the conditions set forth in the Designation. The Parties desire to enter into this Agreement to reduce to writing the Stockholder’s agreement not to exercise the Conversion Right at any time prior to October 15, 2011 (the “New Conversion Date”), the Stockholders agreement not to exercise the Redemption Right at any time prior to June 15, 2012 (the “New Redemption Date”), the Company’s agreement to issue certain warrants to the Stockholder, and their related mutual agreements and understandings.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Forbearance by the Stockholder.

(a) Conversion Right. The Stockholder hereby agrees not to exercise the Conversion Right at any time prior to the New Conversion Date, and the Stockholder covenants and agrees that it will not, at any time on or prior to the New Conversion Date, deliver to the Company any Holder Conversion Notice or otherwise take any other action described in Section 5.2(a) of the Designation. In the event the Stockholder delivers any Holder Conversion Notice or takes any other action in violation of this Section 1, such delivery or other action shall have no force or effect and shall be null and void ab initio. For the avoidance of doubt, the parties agree that upon an exercise of the Conversion Right by the Stockholder in accordance with this Agreement and the Designation, any accrued and unpaid dividends on the Series G Preferred Stock being so converted will be paid in cash to the Stockholder contemporaneously with such conversion.

(b) Redemption Right. The Stockholder hereby agrees not to exercise the Redemption Right at any time prior to the New Redemption Date, and the Stockholder covenants and agrees that it will not, at any time on or prior to the New Redemption Date, deliver to the Company any Holder Redemption Notice or otherwise take any other action described in Section 7.4 of the Designation. In the event the Stockholder delivers any Holder Redemption Notice or takes any other action in violation of this Section 2, such delivery or other action shall have no force or effect and shall be null and void ab initio. In furtherance of the foregoing, and notwithstanding any provision of Section 7.1 of the Designation to the contrary, the Redemption Price with respect to the Stockholder’s exercise of the Redemption Right pursuant to Section 7.3 of the Designation (and not, for the avoidance of doubt, with respect to the Company’s right to redeem pursuant to Section 7.1 of the Designation) shall remain 100.0% of the Liquidation Preference from the Effective Date through September 30, 2011, and commencing on October 1, 2011, and on the first day of each month thereafter, the Redemption Price shall increase by 1.0%.

Section 2. Issuance of Additional Warrants. Contemporaneously with the parties’ entry into this Agreement, the Company shall issue to the Stockholder a warrant (the “Warrant”) to purchase up to              shares of Common Stock with an exercise price of $2.75 per share, in the form attached hereto as Exhibit A.

Section 3. Legend. On the Effective Date or as soon as practicable thereafter, the Stockholder shall surrender to the Company the stock certificate representing the shares of Series G Preferred Stock held by the Stockholder, and a legend to the effect that the shares represented by the certificate are subject to the terms of this Agreement shall be placed thereon. The Company shall thereafter promptly return the certificate to the Stockholder. The legend shall read as follows:

The securities represented hereby are subject to certain contractual limitations contained in an Agreement between the Company and record holder hereof, a copy of which is on file with the Company and will be furnished without cost upon written request to the Secretary of the Company.

Section 4. Miscellaneous.

(a) Certain Rules of Construction. Any term defined herein in the singular form shall have a comparable meaning when used in the plural form, and vice versa. When used herein, (i) the words “hereof,” “herein” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement and (ii) the terms “include,” “includes,” and “including” are not limiting. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless the context requires otherwise, derivative forms of any term defined herein shall have a comparable meaning to that of such term. The headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect any provision of this Agreement.

(b) Entire Agreement. This Agreement supersedes all prior agreements, whether written or oral, between the Parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by all of the Parties.

(c) Successors; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and assignees.

(d) Waiver; Remedies Cumulative. If either Party expressly waives in writing an unsatisfied condition, representation, warranty, undertaking, covenant or agreement (or portion thereof) set forth herein, the waiving Party shall thereafter be barred from recovering, and thereafter shall not seek to recover, any damages, claims, losses, Liabilities or expenses, including legal and other expenses, from the other Parties in respect of the matter or matters so waived. Except as expressly stated therein, any such waiver shall not constitute a covenant to waive any such matter or matters in the future. The rights and remedies of the Parties under this Agreement are cumulative and not alternative.

(e) Severability. If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

(f) Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to such jurisdiction’s choice or conflict of laws principles. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the Parties in the courts of the State of Florida, County of Hillsborough, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Tampa, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

(g) Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

ODYSSEY MARINE EXPLORATION, INC.

By:

Name:

Title:

ACCREDITED INVESTOR

By:

Name:

Title:

Exhibit A

Form of Warrant - See Exhibit 99.2